UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 27, 2013

Radian Group Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-11356	23-2691170
(Commission File Number)	(IRS Employer Identification No.)

1601 Market Street, Philadelphia, Pennsylvania	19103
(Address of Principal Executive Offices)	(Zip Code)

(215) 231-1000

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On March 4, 2013, Radian Group Inc. (the “Company”) completed its previously announced underwritten public offering of $400 million principal amount of 2.25% Convertible Senior Notes due 2019 (the “Notes,” and the offering, the “Notes Offering”). The Notes Offering included the purchase by the underwriters (the “Notes Underwriters”) of $50 million principal amount of Notes upon the exercise in full of their option to purchase additional Notes. The Notes were issued under the Senior Indenture dated as of March 4, 2013 (the “Base Indenture”), as supplemented by the First Supplemental Indenture dated as of March 4, 2013 (the “Supplemental Indenture,” and the Base Indenture as supplemented by the Supplemental Indenture, the “Indenture”), between the Company and U.S. Bank National Association, as trustee. The Notes are the Company’s unsecured senior obligations. The Notes pay interest semi-annually on March 1 and September 1 at a rate of 2.25% per year and will mature on March 1, 2019. Prior to December 1, 2018, the Notes will be convertible only upon specified events and during specified periods and, thereafter, at any time. The Notes are initially convertible at a conversion rate of 94.3396 shares of the Company’s common stock per $1,000 principal amount of Notes, which is equivalent to an initial conversion price of approximately $10.60 per share of common stock. The conversion rate is subject to adjustment upon certain events. Upon conversion, the Company may choose to pay or deliver, as the case may be, either cash, shares of common stock or a combination of cash and shares of common stock. The Company may not redeem the Notes prior to March 8, 2016. At any time on or after March 8, 2016, the Company may redeem all or part of the Notes, but only if the last reported sale price of its common stock for 20 or more trading days (whether consecutive or not) in a period of 30 consecutive trading days, ending on, and including, the trading day prior to the date the Company provides notice of redemption, exceeds 130% of the conversion price in effect on each such trading day. The redemption price will be equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest to, but excluding, the redemption date.

If the Company undergoes a “fundamental change” (as defined in the Indenture), holders will, subject to certain conditions, have the option to require the Company to repurchase their Notes for cash at a price equal to 100% of the principal amount of the Notes to be repurchased, plus accrued and unpaid interest, if any, up to, but excluding, the fundamental change repurchase date. In addition, following certain corporate events, the Company will increase the conversion rate for a holder who converts its Notes in connection with that corporate event.

The occurrence of an Event of Default (as defined in the Indenture) may, in certain circumstances, lead to the outstanding principal and unpaid interest of the Notes becoming immediately due and payable. The Indenture provides that an Event of Default will occur if:

•	there is a default in the payment of principal of any Note when due and payable at its stated maturity, upon any required repurchase, upon declaration of acceleration or otherwise;

•	the Company fails to pay interest on any Note when due and payable and such failure continues for a period of 30 calendar days;

•	the Company fails to pay the redemption price upon its optional redemption of the Notes;

•	the Company fails to deliver the consideration due upon conversion of any Notes and such failure continues for a period of five calendar days;

•	the Company fails to give a fundamental change notice as set forth in the Indenture, or notice of a specified corporate event as set forth in the Indenture, in each case when due;

•	the Company fails to comply with its obligations under the Indenture with respect to transactions involving the Company’s merger, consolidation, or sale of assets;

•

the Company fails to comply with any other term, covenant or agreement contained in the Notes or the Indenture, and such failure is not cured within 90 calendar days after written notice to the Company by the trustee or to the trustee and the Company by holders of at least 25% in aggregate principal amount of the Notes then outstanding;

•

there is a default by the Company or any of its subsidiaries with respect to any mortgage, agreement or other instrument under which there may be outstanding, or by which there may be secured or evidenced, any indebtedness for money borrowed in excess of $75 million (or its foreign currency equivalent) in the aggregate of the Company and/or any such subsidiary, whether such indebtedness now exists or will hereafter be created (i) resulting in such indebtedness becoming or being declared due and payable or (ii) constituting a failure to pay the principal or interest of any such debt when due and payable at its stated maturity, upon required repurchase, upon declaration of acceleration or otherwise;

•

certain events of bankruptcy, insolvency or reorganization of the Company or any of its significant subsidiaries (as defined in Article 1, Rule 1-02 of Regulation S-X under the Securities and Exchange Act of 1934, as amended); and

•

one or more final, non-appealable judgments against the Company or any of its subsidiaries, the aggregate uninsured portion of which is at least $75 million, if the judgments are not paid or discharged within 120 days.

The summary of each of the Base Indenture, the Supplemental Indenture and the Notes is qualified in its entirety by reference to the text of the documents, which are included as exhibits hereto and are incorporated by reference herein.

The Notes Offering was made pursuant to an existing and effective shelf registration statement filed on Form S-3 (File No. 333-183196) (the “Shelf Registration Statement”) with the Securities and Exchange Commission (the “SEC”), as supplemented by a final prospectus supplement filed with the SEC on February 28, 2013 and a prospectus supplement filed with the SEC on March 4, 2013 (together, the “Notes Registration Statement”), in each case, pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the “Securities Act”).

The net proceeds from the Notes Offering, after underwriting discounts and commissions and estimated offering expenses, are approximately $389.8 million. No underwriting discount was paid to the Notes Underwriters with respect to $75 million principal amount of Notes purchased in the Notes Offering by an investor identified by the Company. The Company intends to use the net proceeds from the Notes Offering to fund working capital requirements and for general corporate purposes, including additional capital support for its mortgage insurance business.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 above is incorporated by reference into this Item 2.03.

Item 8.01.	Other Events.

On March 4, 2013, the Company completed its previously announced underwritten public offering of 39.1 million shares of its common stock, par value $0.001 per share (the “Shares,” and the offering, the “Stock Offering”). The Stock Offering included the purchase by the underwriters (the “Stock Underwriters”) of 5.1 million Shares upon the exercise in full of their option to purchase additional Shares. The Stock Offering was made pursuant to the Shelf Registration Statement, as supplemented by a final prospectus supplement filed with the SEC on February 28, 2013 pursuant to Rule 424(b) under the Securities Act (the “Stock Registration Statement”). The net proceeds from the Stock Offering, after underwriting discounts and commissions and estimated offering expenses, are approximately $299.5 million. No underwriting discount was paid to the Stock Underwriters with respect to 5 million Shares purchased in the Stock Offering by an investor identified by the Company. The Company intends to use the net proceeds from the Stock Offering to fund working capital requirements and for general corporate purposes, including additional capital support for its mortgage insurance business.

The opinion of Drinker Biddle & Reath LLP regarding the validity of the Notes issued pursuant to the Notes Offering described in Item 1.01 and the validity of the Shares to be issued upon conversion of such Notes is filed as Exhibit 5.1 hereto and is incorporated by reference in its entirety into the Notes Registration Statement.

The opinion of Drinker Biddle & Reath LLP regarding the validity of the Shares issued pursuant to the Stock Offering described in Item 8.01 is filed as Exhibit 5.2 hereto and is incorporated by reference in its entirety into the Stock Registration Statement.

On February 27, 2013, the Company issued a press release announcing that the underwriters of each of the Notes Offering and the Stock Offering had exercised their respective options to purchase additional Notes and additional Shares in the Notes Offering and the Stock Offering. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

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Additionally, on March 4, 2013, the Company issued a press release announcing the closing of the Notes Offering and the Stock Offering. A copy of the press release is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

4.1	Senior Indenture dated as of March 4, 2013 between the Company and U.S. Bank National Association, as Trustee

4.2	First Supplemental Indenture dated as of March 4, 2013 between the Company and U.S. Bank National Association, as Trustee

4.3	Form of 2.25% Convertible Senior Notes due 2019 (included in Exhibit 4.2)

5.1	Opinion of Drinker Biddle & Reath LLP dated March 4, 2013 (2.25% Convertible Senior Notes due 2019 of the Company)

5.2	Opinion of Drinker Biddle & Reath LLP dated March 4, 2013 (Common Stock of the Company)

23.1	Consent of Drinker Biddle & Reath LLP (included in Exhibit 5.1)

23.2	Consent of Drinker Biddle & Reath LLP (included in Exhibit 5.2)

99.1	Press release dated February 27, 2013

99.2	Press release dated March 4, 2013

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RADIAN GROUP INC.
(Registrant)

Date: March 4, 2013	By:	/s/ Edward J. Hoffman
Edward J. Hoffman
General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description

4.1	Senior Indenture dated as of March 4, 2013 between the Company and U.S. Bank National Association, as Trustee

4.2	First Supplemental Indenture dated as of March 4, 2013 between the Company and U.S. Bank National Association, as Trustee

4.3	Form of 2.25% Convertible Senior Notes due 2019 (included in Exhibit 4.2)

5.1	Opinion of Drinker Biddle & Reath LLP dated March 4, 2013 (2.25% Convertible Senior Notes due 2019 of the Company)

5.2	Opinion of Drinker Biddle & Reath LLP dated March 4, 2013 (Common Stock of the Company)

23.1	Consent of Drinker Biddle & Reath LLP (included in Exhibit 5.1)

23.2	Consent of Drinker Biddle & Reath LLP (included in Exhibit 5.2)

99.1	Press release dated February 27, 2013

99.2	Press release dated March 4, 2013